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                                                                     EXHIBIT 5.1



                    [JONES, DAY, REAVIS & POGUE LETTERHEAD]





                                 June 27, 1994



National City Corporation
National City Center
1900 East Ninth Street
Cleveland, Ohio 44114-3484

   Re:  Registration Statement on Form S-3
        with Respect to $500,000,000 Aggregate
        Principal Amount of Debt Securities and
        Shares of Preferred Stock, without Par Value
        --------------------------------------------

Gentlemen:

      We are acting as counsel to National City Corporation (the "Company") in connection with the Company's issuance and sale of up to $500,000,000 aggregate principal amount of its (i) senior or subordinated unsecured debt securities (the "Debt Securities") and (ii) Preferred Stock, without par value (the "Shares"), pursuant to Post-Effective Amendments No. 1 to Registration Statements on Form S-3 (Nos. 33-39479 and 33-39480) and the Registration Statement on Form S-3, all filed as of this date by the Company with the Securities and Exchange Commission (the "Commission") to effect registration under the Securities Act of 1933, as amended, of the Debt Securities and the Shares (such Registration Statements as so amended and as newly filed, collectively, the "Registration Statements"). We are familiar with the proceedings heretofore taken, and are familiar with the additional proceedings proposed to be taken, by the Company in connection with the authorization, issuance, authentication and sale of the Debt Securities and the authorization, issuance and sale of the Shares.

      We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.





NYMAIN Doc: 67127.1
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National City Corporation
June 27, 1994
Page 2


      Based on the foregoing and subject to the proposed additional proceedings required for the due designation of the specific terms of the Debt Securities and the Shares by the Board of Directors of the Company, or a Committee thereof duly designated and empowered for such purpose, being duly taken and completed by the Company as now contemplated prior to the issuance of the Debt Securities and the Shares, we are of the opinion that:

   1. The form of Senior Indenture filed as Exhibit 4.1 to the Registration Statements (the "Senior Indenture"), when duly executed and delivered by the Company and NBD Bank, National Association, as Trustee, will constitute a valid and binding instrument of the Company and will comply with the requirements of the Trust Indenture Act of 1939, as amended (the "1939 Act").

   2.  The Subordinated Indenture dated as of February 1, 1994 filed as Exhibit
       4.2 to the Registration Statements (the "Subordinated Indenture" and collectively with the Senior Indenture, the "Indentures") constitutes a valid and binding instrument of the Company and complies with the requirements of the 1939 Act.

   3. The Debt Securities have been duly authorized and, when duly executed and authenticated in accordance with the provisions of the applicable Indenture and when delivered and paid for, will constitute valid and binding obligations of the Company and will be entitled to the benefits of the applicable Indenture.

   4. The Shares are duly authorized and, upon the issuance and sale thereof against payment therefor in the manner provided in the Registration Statements, will be validly issued, fully paid and nonassessable.

   5. The shares of Common Stock, par value $4.00 per share, issuable upon conversion of the Debt Securities or the Shares are duly authorized and, upon the issuance thereof in the manner provided in the Registration Statements and the pertinent Certificate of Designation, to be filed as an Exhibit to the Registration Statements, will be validly issued, fully paid and nonassessable.





NYMAIN Doc: 67127.1
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National City Corporation
June 27, 1994
Page 3


      We hereby consent to the filing of this opinion as Exhibit 5.1 to each of the Registration Statements and to the reference to us under the caption "Legal Opinions" in the Prospectus comprising a part of such Registration Statements.

      This opinion is rendered pursuant to Item 16 of Form S-3 and Item 601 of Regulation S-K, may be relied upon only by you and the Commission and may not be used, quoted or referred to or filed with any other persons without our prior written permission.

                                             Very truly yours,


                                             /S/ JONES, DAY, REAVIS & POGUE

                                             Jones, Day, Reavis & Pogue





NYMAIN Doc: 67127.1